UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2014

One2One Living Corporation
 (Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-54024
(Commission File Number)

20-4281128
 (IRS Employer Identification No.)

3585 North Courtenay Parkway, Suite 5
Merritt Island, Florida 32953
 (Address of principal executive offices)(Zip Code)

(877) 407-9797
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On December 9, 2013, the One2One Living Corporation, a Nevada corporation, offered and sold a 6% Senior Secured Convertible Debenture (the “Debenture”) for aggregate proceeds of $100,000 (the “Offering”).  Principal payments of $25,000 and any outstanding interest on the Debenture must be repaid by the Company on each of the following days: (i) December 16, 2013, (ii) December 23, 2013, (iii) December 30, 2013, and (iv) January 6, 2014.  The Debenture accrues interest at a rate of 6% per annum and is convertible into shares of common stock of the Company, at any time at the election of the holder thereof, at a purchase prices equal to 62% of the lowest daily volume weighted average price of the Company’s common stock as quoted by Bloomberg L.P. for the ten (10) trading days immediately preceding the conversion date.

In connection with the Offering, each of the Company and One2One Living Corporation, a Florida corporation and wholly-owned subsidiary of the Corporation (“One2One Florida”), also entered into a General Security Agreement, dated December 9, 2013, with the purchasers of the Debenture (the “Security Agreements”). Under each Security Agreement, the Company and One2One Florida granted security interests in all of their respective assets, rights, interests and after-acquired assets and properties as collateral for repayment of the principal and interest owed under the Debenture.  Additionally, the Company entered into Stock Pledge Agreement, dated December 9, 2013, with the purchaser of the Debenture.  Under the Stock Pledge Agreement, the Company pledged all the shares of common stock the Company holds of One2One Florida as collateral for repayment of the principal and interest owed under the Debenture.

No commissions or fees of any kind were paid to any person in connection with the offer and sale of the Debenture.

The foregoing descriptions of the 6% Senior Secured Convertible Debenture, General Security Agreement, and Stock Pledge Agreement do not purport to be complete and are qualified in their entireties by reference to the full text of the forms of 6% Senior Secured Convertible Debenture, General Security Agreement and Stock Pledge Agreement, which are filed as Exhibit 10.1, Exhibit 10.2, and Exhibit 10.3, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The sale of the Debenture described in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The sale of the Debenture described in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.  The Company is in default under the terms of the Debenture.  The Company was obligated to make a principal payment of $25,000 plus interest by each of the following days:  December 16, 2013, (ii) December 23, 2013, (iii) December 30, 2013, and (iv) January 6, 2014, but the Company did not make any payment to the holder of the Debenture.  The Company is still obligated to pay principal of $100,000 and a now default interest rate of 18% per annum to the holder of the Debenture.  As a result of the default on the Debenture, the Company no longer has title to any of its assets, including the Company’s ownership interest in One2One Florida, immediately prior to the closing of the sale of the Debenture on December 10, 2013, because the Debenture holder has enforced its rights under the Security Agreements and taken title to the Company’s previously-owned assets.  The Company’s plan of business, however, is still to operate a dating website.

Item 3.02 Unregistered Sale of Equity Securities

Pursuant to the Offering described in Item 1.01 of this Current Report on Form 8-K, which description is incorporated by reference into this Item 3.02, on December 10, 2013, the Company closed the Offering.  The Offering was made to a non-U.S. person, offshore of the U.S., with no directed selling efforts in the U.S., where offering restrictions were implemented in a transaction pursuant to the exclusion from registration provided by Rule 903(b)(3) of Regulation S, promulgated pursuant to the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits:

Exhibit	Description
10.1	Form of 6% Senior Secured Convertible Debenture
10.2	Form of General Security Agreement
10.3	Form of Stock Pledge Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

One2One Living Corporation
(Registrant)

Date: January 10, 2014	By:	/s/Mary Spio
	Name:	Mary Spio
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description
10.1	Form of 6% Senior Secured Convertible Debenture
10.2	Form of General Security Agreement
10.3	Form of Stock Pledge Agreement